Exhibit 10.5

April 26, 2012

Mr. Tyson Rohde
BlueFire Equipment, Inc.
1120 Texas Street, #4A
Houston, Texas 77002

RE: SALES COMMISSION AGREEMENT

Dear Mr. Rohde:

This letter serves as an agreement under which BlueFire Equipment (BFE) and AB Technologies, Ltd. of 47 Arbour Vista Way NW, Calgary, Alberta, T3G 4R1 (ABT) hereby terminate the prior Fee Agreement signed by BFE and ABT on January 14, 2011, and replace it with the following terms and provisions. ABT proposes and BFE acknowledges that the terms and conditions of this Sales Commission Agreement are as follows:

Scope of Services

1a.	ABT shall, identify, screen and qualify prospective clients to purchase drill bits, provide introductions to such companies and individuals, and assist with managing client accounts.

Fees and Allowances

2a.	Upon BFE's receipt of payment from a client introduced by ABT, a sales commission equal to 5% of the gross sales price shall be paid by BFE to ABT.

Term of Agreement

3a.	The term of the Agreement is 2 years.

General Provisions

4a.
BFE and its principles covenant that they shall refrain from any effort to contact, communicate with, or circumvent ABT with regard to, any company or individual introduced to BFE by ABT without ABT’s authorization.

4b.	BFE and ABT hereby agree to mandatory arbitration to resolve any issues which are contended between the parties to this Agreement.

4c.
This Agreement represents the entire understanding between the parties and may not be amended or modified except in writing and with the consent and agreement of both parties. Should any portion of this Agreement be declared invalid, such declaration shall not affect remaining portions of the Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to choice of law doctrine.

4d.	This Agreement may be executed in multiple counterparts, each of which will be deemed as an original and all of which taken together shall constitute but one and the same instrument.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

Best regards,

/s/ Alexandre Borissov
Alexandre Borissov, April 26, 2012

AGREED AND ACCEPTED:

BlueFire Equipment, Inc.

/s/ William A. Blackwell
William A. Blackwell, April 26, 2012